Exhibit 2.1

                                    AGREEMENT

February 27, 2004

Hughes Corporation
Voium Technologies Ltd
Nations Corp Limited
Nations Investment Corp

Gentlemen:

         The purpose of this letter is to evidence our agreement with respect to the transaction involving Hughes Corporation ("Hughes"), Voium Technologies Ltd ("Voium"), Nations Corp Limited ("NCL"), Nations Investment Corp ("NIC"), China Voice Corp ("CVC") and Integrated Performance Systems, Inc ("IPS").

The parties have agreed as follows:

     (1) IPS will transfer its 48% ownership interest in Voium along with 1,000,000 shares of IPS common stock to CVC in exchange for 60% of the outstanding stock of CVC, as per the list attached ("Annex A").

     (2) The Voium shareholders representing Voium shareholders and others collectively owning 52% of Voium will transfer their Voium shares to CVC in exchange for 11.4% interest in CVC, as per Annex A.

     (3) Hughes will assign its exclusive interest in its VOIP license issued by the Government of China and all related rights to CVC or a subsidiary of CVC in exchange for a 28.6% interest in CVC.

     (4) CVC will issue 50 million shares to IPS, the Voium shareholders, NCL, NIC and Hughes to be allocated as described in Annex A and subject to the adjustment described in paragraph 5

     (5) As soon as practically possible after the issuance of shares to IPS, IPS shall distribute all of the CVC shares so issued to its common and preferred shareholders (the "Spin Off"). IPS common shareholders shall receive 1 CVC share for each common share of IPS and its voting preferred shareholders shall receive 1 CVC share for each common share voting equivalent, and estimated 30 million shares. The total number of shares issued to IPS, the Voium shareholders, and Hughes shall be adjusted to preserve the ownership percentages set forth in paragraphs 1, 2 and 3.

     (6) CVC shall initiate the process of becoming a fully reporting U.S. public company as soon as is practically possible after the Spin Off transaction is completed.

     (7) This agreement shall be binding on all parties. IPS represents that it can obtain the required shareholder approval for the Spin Off transaction and all parties agree to execute such documents as may be necessary to effectuate this agreement.

     (8)  This agreement shall be effective as of February 27, 2004.




                                                     /s/ D. Ronald Allen
                                                     ---------------------------
                                                     D. Ronald  Allen  President
                                                     IPS President CVC

Agreed:

Hughes Corporation                                   By:/s/ Tam Shaohua
                                                        ------------------------
                                                        Tam Shaohua



Voium Technologies Ltd                               By:/s/ Ng Hock Aik
                                                        ------------------------
                                                        Ng Hock Aik



Nations Corp Limited                                 By:/s/ Hin Hiong Khoo
                                                        ------------------------
                                                        Hin Hiong Khoo



Nations Investment Corp                              By:/s/ Signature Illegible
                                                        ------------------------

                                     ANNEX A

      Shareholder                     Distribution               Agreed
      -----------                     ------------               ------

Integrated Performance System, Inc.    30,000,000         /s/
                                                          --------------------

Nations Investment Corp                  550,000          /s/
                                                          --------------------

Nations Corp Limited                    1,000,000         /s/
                                                          --------------------

Ng Hock Aik                              500,000          /s/
                                                          --------------------

Liaw Chun Huan                           200,000          /s/
                                                          --------------------

Lim Han Boon                             200,000          /s/
                                                          --------------------

Hin Hiong Khoo                          1,000,000         /s/
                                                          --------------------

Lee Lettia @ Lee Tuck Seong              300,000          /s/
                                                          --------------------



      Shareholder                     Distribution               Agreed
      -----------                     ------------               ------

Integrated Performance System, Inc.    30,000,000         /s/
                                                          --------------------

Nations Investment Corp                  550,000          /s/
                                                          --------------------

Nations Corp Limited                    1,000,000         /s/
                                                          --------------------

Ng Hock Aik                              500,000          /s/
                                                          --------------------

Liaw Chun Huan                           200,000          /s/
                                                          --------------------

Lim Han Boon                             200,000          /s/
                                                          --------------------

Hin Hiong Khoo                          1,000,000         /s/
                                                          --------------------

Lee Lettia @ Lee Tuck Seong              300,000          /s/
                                                          --------------------

Lee Lien See                             150,000          /s/
                                                          --------------------

Hughes Corporation                     14,300,000         /s/
                                                          --------------------

      Shareholder                     Distribution               Agreed
      -----------                     ------------               ------

Nig Hock Aik                             300,000          /s/
                                                          --------------------

Liaw Chun Huan                           300,000          /s/
                                                          --------------------

Lim Han Boon                             300,000          /s/
                                                          --------------------

Kings Lim                                300,000          /s/
                                                          --------------------

Terence Kok                              300,000          /s/
                                                          --------------------

Victor You                               75,000           /s/
                                                          --------------------

Wilie Tan Keng Li                        150,000          /s/
                                                          --------------------

Presvin Lim Kiong Meng                   75,000           /s/
                                                          --------------------